Exhibit 8.1

Dentons US LLP 1221 Avenue of the Americas, New York NY 10020-1089 United States dentons.com

November 7, 2023

Aurora Technology Acquisition Corp.

4 Embarcadero Center

Suite 1449

San Francisco, California 94105

Re:	Aurora Technology Acquisition Corp.
Registration Statement on Form S-4
Registration No. 333-271890

Ladies and Gentlemen:

Reference is made to the proposed Business Combination Agreement, dated as of February 26, 2023 (as amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Aurora Technology Acquisition Corp. (“ATAK”), a Cayman Islands exempted company, Aurora Technology Merger Sub Corp., a Nevada corporation and a direct, wholly-owned subsidiary of ATAK (“ATAK Merger Sub”), and DIH Holding US, Inc., a Nevada corporation (“DIH”), pursuant to which (1) ATAK will be domesticated as a Delaware corporation (the “Domestication”) pursuant to a plan of domestication (the “Plan of Domestication”), (2) ATAK Merger Sub will merge with and into DIH, the separate corporate existence of ATAK Merger Sub will cease and DIH will be the surviving corporation (the “Merger”), and (3) the other transactions contemplated in the Registration Statement will be consummated (as defined below) (the Domestication and the Merger, together with the foregoing transactions, the “Business Combination”). Reference is made to the Registration Statement on Form S-4 of ATAK, including the proxy statement/prospectus forming a part thereof (as amended or supplemented through the date hereof, the “Registration Statement”), relating to the Business Combination. Capitalized terms used but not defined herein have the meaning given to such terms in the Registration Statement.

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Business Combination Agreement, the Registration Statement, the Plan of Domestication and such other agreements and documents as we have deemed necessary or appropriate and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, (i) the authenticity and accuracy of all documents reviewed by us (including the conformity to original documents of all documents submitted to us as email, fax or photostatic copies and the authenticity of such original documents), (ii) that the signatures on all documents examined by us are genuine and have been duly authorized, and such documents reflect all material terms of the agreement between the parties to such documents, (iii) that the parties to such documents have complied and will comply with the terms thereof, and that such documents are enforceable in accordance with their respective terms, (iv) that such documents have been duly authorized by, have been duly executed and delivered by, and constitute (to the extent containing contractual or other obligations) legal, valid, binding and enforceable obligations of, all parties to such documents, (v) all of the parties to such documents are duly organized, validly existing, and have power and authority (corporate, partnership, or other) to execute, deliver, and perform the obligations in such documents, (vi) that the transactions provided for by each agreement were and will be carried out in accordance with their terms, (vii) that any statements and representations with respect to factual matters made in the certificate dated as of the date hereof from an officer of ATAK (the “Officers’ Certificate”) “to the knowledge of” or “to the best knowledge of” any person or similarly qualified are true, complete and correct without such qualification; (viii) in the case of any statement or representation in this opinion, in such documents or in the Officers’ Certificate relating to the absence of any plan, intention, understanding or agreement, that there was in fact no such plan, intention, understanding or agreement; (ix) in the case of any statement or representation in this opinion, in such documents or in the Officers’ Certificate relating to the existence of any plan, intention, understanding or agreement, that there was in fact an actual intention to execute such plan, intention, understanding or agreement, as the case may be; (x) that the Business Combination has been and will be effected and documented in a manner that complies with all applicable legal and regulatory requirements; and (xi) that ATAK, ATAK Merger Sub, DIH, and all other relevant parties have or will timely report the Domestication for U.S. federal income tax purposes in a manner consistent with the conclusions set forth in this opinion letter, except as required by regulatory pronouncements or a court of competent jurisdiction. In rendering our opinion we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true. We have not considered and we render no opinion on any aspect of law other than as expressly set forth below. Additional issues may exist that could affect the U.S. federal tax treatment of the Business Combination, and this opinion does not consider or provide a conclusion with respect to any additional issues.

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The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, administrative rulings, judicial decisions, and other applicable authorities, all as available and in effect on the date hereof. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and any such change could apply retroactively. There can be no assurance that positions contrary to those stated in our opinion will not be asserted by the Internal Revenue Service (“IRS”) and (as customary in transactions of this type) no rulings will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or otherwise in connection with the transactions effected pursuant to the Business Combination Agreement (and any other documents or agreements executed in connection with the transactions contemplated thereunder). This opinion is being delivered prior to the consummation of the Domestication and therefore is prospective and dependent on future events. The opinion expressed below is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations contained herein, it is our opinion that the Domestication should be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(F) of the Code. We express no opinion on the potential U.S. federal income tax consequences of the Domestication pursuant to Section 367 of the Code or the passive foreign investment company rules.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Dentons US LLP
Dentons US LLP